Exhibit 99.2

Tronox Announces Proposed Offering of Senior Notes

STAMFORD, Conn., March 9, 2015

STAMFORD, Conn., March 9, 2015 -- Tronox Limited (NYSE: TROX) and Evolution Escrow Issuer LLC (the “Issuer”) today announced that the Issuer intends to offer, subject to market and other considerations, senior notes due 2022 (the “Notes”) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes are being offered in connection with, and we intend to use the net proceeds from the offering for, the pending acquisition by Tronox Limited of the alkali chemicals division of FMC Corporation (NYSE: FMC) (the “Acquisition”). Upon consummation of the Acquisition, Evolution Escrow Issuer LLC will be merged with and into Tronox Finance LLC, a wholly owned subsidiary of Tronox Limited with Tronox Finance LLC the surviving company.

The net proceeds of the Notes initially will be placed into a segregated escrow account. The release of the net proceeds will be subject to the satisfaction of certain conditions, including the substantially concurrent completion of the Acquisition. Upon release of the net proceeds from escrow, Tronox Finance LLC will assume the obligations under the Notes and the Notes will be fully and unconditionally guaranteed on a senior, unsecured basis by Tronox Limited and certain of its subsidiaries.

The Notes and related guarantees will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation to buy any of the foregoing securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Tronox

Tronox is a global leader in the production and marketing of mineral sands, titanium dioxide pigment and electrolytic products.  Through the integration of its pigment and mineral sands businesses, the company provides its customers a dependable supply of brightening solutions for a variety of end uses.

Forward Looking Statements

Statements in this press release that are not historical are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances and contain words such as “believe,” “intend,” “expect,” and “anticipate” and include statements about expectations for the company’s operations, markets, products, services, financial results and other risk factors discussed in the company’s filings with the Securities and Exchange Commission (SEC), including under the ‘Risk Factors” section in our most recent Form 10-K, and other SEC filings.  Significant risks and uncertainties may relate to, but are not limited to, our expectations regarding the timing of the completion of the acquisition contemplated herein, which remains subject to customary closing conditions, the expected benefits of this acquisition, including the realization of anticipated synergies and future financial performance, as well as financial, economic, competitive, environmental, political, legal regulatory and technological factors including, our access to unrestricted cash, compliance with our bank facility covenants, the price of our shares, general market conditions, our customers potentially reducing their demand for our products due to, among other things, the economic downturn, more competitive pricing from our competitors, increased supply from our competitors; operating efficiencies and other benefits expected.  Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Media Contact: Bud Grebey

Direct: 203.705.3721

Investor Contact: Brennen Arndt

Direct: 203.705.3722